                                                                    EXHIBIT 5.1

                    OPINION OF GIBSON, DUNN & CRUTCHER LLP

                                 March 9, 1999

(202) 955-8500                                                       18815-00002

The Corporate Executive Board Company
The Watergate
600 New Hampshire Avenue, N.W.
Washington, D.C. 20037

     Re:  Proposed Offering of up to 7,826,000 Shares of Common Stock

Ladies and Gentlemen:

     We refer to an aggregate of 7,826,000 shares of Common Stock, par value $.01 per share, of The Corporate Executive Board Company, a Delaware corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The shares of Common Stock (the "Shares") subject to the Registration Statement are to be issued under The Corporate Executive Board Company Stock-Based Incentive Compensation Plan, The Corporate Executive Board Company 1999 Stock Option Plan and The Corporate Executive Board Company Directors' Stock Plan (together, the "Plans").

     We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and paid for in accordance with the terms set forth in the Registration Statement and the Plans, and, when (a) the Registration Statement has become effective under the Act, (b) the pertinent provisions of any applicable state securities law have been complied with, and (c) in the case of options issued under the Plans, the Shares

Securities and Exchange Commission
March 9, 1999
Page 2

have been paid for, the Shares so issued will be legally issued and will be fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                              Very truly yours,


                              GIBSON, DUNN & CRUTCHER LLP